                                                                    EXHIBIT 4.46




THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. NEOT 017

                                                     Warrant to Purchase 250,000
                                                     Shares of Common Stock
                                                     (subject to adjustment)

                              NEOTHERAPEUTICS, INC.

                       WARRANT TO PURCHASE 250,000 SHARES
                                 OF COMMON STOCK

     NeoTherapeutics, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, Jefferies & Company, Inc., a Delaware corporation, or its registered transferees, successors or assigns (each, a "HOLDER"), is entitled to subscribe for and purchase up to Two Hundred Fifty Thousand (250,000) shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "WARRANT SHARES") of the Company, at a purchase price per share determined as set forth in Section 1 below (such price, as adjusted pursuant to Section 4 hereof, the "WARRANT PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth in this warrant (the "WARRANT"). As used herein, (a) the term "COMMON STOCK" shall mean the Company's presently authorized Common Stock, par value $.001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, and (b) the term "DATE OF GRANT" shall mean December 13, 2001. The term "WARRANT" shall include any warrant issued upon transfer or partial exercise of this Warrant, unless the context clearly requires otherwise. This Warrant is being issued pursuant to that certain engagement letter of even date herewith between the Company and Jefferies & Company, Inc. (the "ENGAGEMENT LETTER").

     1.   Term, Vesting, Exercise Price.

          (a) Term. The purchase right represented by this Warrant is exercisable, in whole or in part, for up to the number of Warrant Shares then vested pursuant to Section 1(b) below, at any time and from time to time from the Date of Grant through and including the close of business on the fifth anniversary of the date of vesting hereunder of the Warrant Shares with respect to which exercise is sought (each an "EXPIRATION DATE").

          (b) Vesting. This Warrant shall vest and become exercisable with respect to the number of Warrant Shares and at the Warrant Price(s) per share determined as follows:

               (i) 125,000 Warrant Shares shall be vested as of the Date of Grant, with the Warrant Price applicable to such Warrant Shares at an exercise price per share equal to the average of the closing sale prices of the Common Stock, as reported in the Wall Street Journal, for the ten (10) consecutive trading days immediately preceding (but not including) the Date of Grant.

               (ii) Until an aggregate of 125,000 Warrant Shares have vested under this Section 1(b)(ii) and Section 1(b)(iii), upon each closing of an Equity Offering (as defined in the Engagement Letter) with respect to which Jefferies & Company, Inc., acts as financial advisor to the Company pursuant to the Engagement Letter, this Warrant shall vest with respect to a number of Warrant Shares equal to the product of 125,000 multiplied by a fraction, the numerator of which shall be the gross proceeds received by the Company upon such closing, and the denominator of which shall be $15,000,000; provided that in no event shall more than 125,000 Warrant Shares in aggregate vest pursuant to this
Section 1(b)(ii) and Section 1(b)(iii). The Warrant Price applicable to Warrant Shares vesting under this Section 1(b)(ii) shall be equal to the purchase price per share of Common Stock established in the applicable Equity Offering.

               (iii) Upon the closing of a Debt Financing or a Combination (each as defined in the Engagement Letter) with respect to which Jefferies & Company, Inc., acts as financial advisor to the Company pursuant to the Engagement Letter, this Warrant shall vest with respect to all then unvested Warrant Shares, at a Warrant Price applicable to such Warrant Shares equal to that determined in Section 1(b)(i) above.

               (iv) Upon any adjustment to the number of Warrant Shares purchasable hereunder pursuant to Section 4(g) below, the number of Warrant Shares vesting under this Section 1 shall be correspondingly adjusted.

     2.   Exercise.

          (a)  Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, from and after the Date of Grant by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and, except as otherwise provided for herein, by the payment to the Company of an amount in cash or by check equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised if exercised prior to the close of business on such date; otherwise, the date of record shall be the next business day. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within fifteen (15) days after such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such fifteen (15)-day period.

          (b) Net Issue Exercise. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company (with the notice of exercise form and notice of such election attached hereto as Exhibit A duly executed) in which event the Company shall issue to the holder a number of Warrant Shares computed using the following formula:

         X  =  Y  (A - B)
               ----------
                   A

         Where:                 X =  the number of shares of Common Stock to be
                                     issued to the holder

                                Y =  the number of shares of Common Stock
                                     purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled

                                A =  the fair market value of one (1) share
                                     of Common Stock

                                B =  the Warrant Price


     For purposes of this Section 2(b), "fair market value" of a share of Common Stock shall have the meaning set forth in Section 4(g) below.

     3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, charges, and pre-emptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Adjustments for Dividends in Stock. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired declares any dividend, or authorizes any other distribution, upon any stock of the Company of any class, payable in Additional Shares of Common Stock (as defined below) (except for any distribution specifically provided for in Section 4(b), Section 4(c),
Section 4(d) or Section 4(e)), then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(1) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately after such dividend or distribution. The term "ADDITIONAL SHARES OF COMMON STOCK" as used in this Warrant shall mean any shares of Common Stock issued or issuable by the Company after the date of this Warrant, except for the Warrant Shares.

          (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine its outstanding shares of Common Stock, into a different number of shares of Common Stock, the Warrant Price shall be adjusted, from and after the date of such split, subdivision or combination, to that price determined by multiplying the Warrant Price in effect immediately prior to such date by a fraction (1) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such split, subdivision or combination, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately after such split, subdivision or combination.

          (c) Certain Distributions. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall declare a dividend or otherwise make a distribution to the holders of its Common Stock and not to the holder of this Warrant (other than dividends, distributions or issuances referred to in Section 4(a), Section 4(b), Section 4(d), and Section 4(e)), in the form of: (1) cash or other property; (2) any evidence of indebtedness, any shares of its capital stock or any other securities or property of any nature whatsoever (including securities of a subsidiary), or (3) any warrants or other rights to subscribe for or purchase any evidences of indebtedness, any shares of its capital stock, or any other securities or property of any nature whatsoever (including securities of a subsidiary), then the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the record date for such event by a fraction (A) the numerator of which shall be the fair market value per share of Common Stock on such record date (determined in accordance with Section 4(g) below), less the amount allocated to one share of Common Stock of any such cash so distributed and the fair value (determined in accordance with Section 4(g) below), of any evidences of indebtedness, shares of capital stock, other securities or property, or warrants or other subscriptions or purchase rights so distributed, and (B) the denominator of which shall be such fair market value per share of Common Stock (determined in accordance with Section 4(g) below). Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment was made.

          (d) Merger ; Sale of Assets; Reclassification. If at any time while this Warrant, or any portion thereof, remains outstanding and unexpired there shall be (1) a reorganization or reclassification (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (2) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (3) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, reclassification, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Warrant Price then in effect, the number of shares of stock or other securities or property of the successor corporation (or the Company, as applicable) resulting from such reorganization, reclassification, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, merger, consolidation, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(d) shall similarly apply to successive reorganizations, reclassification, mergers, consolidations, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in the manner set forth under Section 4(g). At the time of such event, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable. These adjustments shall be as nearly equivalent as practicable to the adjustments provided in this Section 4. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          (e) Dissolution, Liquidation and Wind-Up. In case the Company shall, at any time prior to the expiration of this Warrant, dissolve, liquidate or wind up its affairs in a transaction not otherwise covered by Section 4(c) or Section 4(d), the holder of this Warrant shall be entitled, upon the exercise of this Warrant, to receive in lieu of the shares of Common Stock of the Company which such holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had such holder been the holder of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution. After such dissolution, liquidation or winding up which shall result in any cash distribution in excess of the Warrant Price provided for by this Warrant, the holder of this Warrant may, at such holder's option, exercise the same without making payment of the Warrant Price, and in such case the Company shall, upon the distribution to the holder, consider that said Warrant Price has been paid in full to it and in making settlement to the holder, shall deduct from the amount payable to the holder of this Warrant an amount equal to such Warrant Price.

          (f) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, other than an adjustment made pursuant to Section 4(c) above, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by (1) multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price, by
(2) a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

          (g) Determination of Fair Market Value. For purposes of this Warrant "FAIR MARKET VALUE" as of a particular date (the "DETERMINATION DATE") shall mean (1) for any security if such security is traded on a national securities exchange (an "EXCHANGE"), the weighted average (based on daily trading volume) of the mid-point between the daily high and low trading prices of the security on each of the last five (5) consecutive trading days prior to the Determination Date reported on such Exchange, (2) for any security that is not traded on an Exchange but which is quoted on the Nasdaq Stock Market ("NASDAQ"), the weighted average (based on daily trading volume) of the mid-point between the daily high and low trading prices reported on NASDAQ on each of the last five (5) consecutive trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation, for a total of five trading days) prior to the Determination Date, or (3) for any security or any other asset, if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. If the Board of Directors of the Company is unable to determine any Valuation (as defined below), or if the holders of at least fifty-one percent (51%) of all of the Warrant Shares issuable under outstanding Warrants (collectively, the "REQUESTING HOLDERS") disagree with the Board's determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors of the Company is communicated to holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Valuation, then, unless the Company accepts the Valuation so proposed and the Company and a majority-in-interest of the Requesting Holders agree upon a valuation within five (5) business days thereafter, the Company and (in the event of a disagreement by the Requesting Holders) a majority-in-interest of the Requesting Holders shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the holders of all of the Warrants issued hereunder and then outstanding, to the extent of the issuance or distribution to which such Valuation applies. If the Board of Directors of the Company was unable to determine such Valuation, all costs and fees of such investment banking firm shall be borne by the Company. If the Requesting Holders disagreed with the Board's determination of such Valuation, the party whose determination of such Valuation differed from the Valuation determined by such investment banking firm by the greatest amount shall bear all costs and fees of such investment banking firm. For purposes of this Section 4(g), the term "VALUATION" shall mean the determination, to be made initially by the Board of Directors of the Company, of the fair market value of any asset pursuant to clause (3) above in this paragraph.

     5. Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed, by first class mail, postage prepaid, to the holder of this Warrant.

     6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(g) above) of a share of Common Stock on the date of exercise.

     7.   Transfer of Warrant.

          (a) Warrant Register. The Company will maintain a register (the "WARRANT REGISTER") containing the names and addresses of the holder or holders of the Warrants. Any holder of this Warrant, or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the holder may be delivered or given by mail to such holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (b) Warrant Agent. The Company may, by written notice to the holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), title to this Warrant may be transferred by endorsement (by the holder executing the Assignment Form attached hereto as Exhibit B) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

          (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the holder a new warrant or warrants of like tenor, in the name of the holder or as the holder may direct, for the number of shares issuable upon exercise hereof.

          (e)  Compliance with Securities Laws.

               (i) The holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the holder's own account and not as a nominee for any other party, and for investment, and that the holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale that would violate the Securities Act.

               (ii) The Warrant Shares and any other securities issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.

     8. Replacement of Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new

Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     9. Rights as Stockholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     10.  Registration.

          (a)  Definitions.

               For purposes of this Section 10 the following terms have the following definitions:

               "REGISTRABLE STOCK" means (i) all Warrant Shares which are issuable pursuant to the Warrants, whether or not the Warrants have in fact been exercised and whether or not such Warrant Shares have in fact been issued, (ii) all Warrant Shares acquired by holders pursuant to the Warrants, and (iii) any shares of Common Stock, whether or not such shares of Common Stock have in fact been issued, and stock or other securities of the Company issued upon conversion of, in a stock split or reclassification of, or a stock dividend or other distribution on, or in substitution or exchange for, or otherwise in connection with, such Warrant Shares. Notwithstanding the foregoing, securities shall only be treated as Registrable Stock if and so long as they have not been (A) sold pursuant to an effective registration statement or to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

               "COMMISSION" means the U.S. Securities and Exchange Commission.

               "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

               "PARTICIPATING HOLDERS" means holders of Registrable Stock included in a registration statement filed with the Commission pursuant to this
Section 10.

          (b)  Required Registration.

               (1) Demand Registration. After twelve (12) months following the Date of Grant, if the Company shall receive a written request therefor from any holder or holders of at least 25% of the Registrable Stock, the Company shall promptly prepare and file a registration statement under the Securities Act covering the Registrable Stock which is the subject of such request and not then covered by an effective registration statement and shall use its commercially reasonable efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such request, the Company shall promptly give written notice to all holders of Registrable Stock that such registration is to be effected. The Company shall include in such registration statement such Registrable Stock for which it has received written requests to register such shares by the holders thereof within thirty (30) days after the effectiveness of the Company's written notice to such other holders. Notwithstanding the above, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 10(b)(1): (i) if the holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Stock and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than two hundred fifty thousand dollars ($250,000); or (ii) if the Company shall furnish to the holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 180 days after receipt of the request of the holder or holders under this Section 10(b)(1). The Company is obligated to effect only one registration pursuant to this Section 10(b)(1).

               (2) Underwritten Offering. In the event of a firm commitment underwritten offering pursuant to Section 10(b)(1), if the managing underwriter of such offering shall advise the holders in writing that, in its good faith opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in the registration shall be included in the following order: (A) first, the Registrable Stock requested to be included in such registration by the holders of Registrable Stock, and if two or more holders of Registrable Stock are included in the registration, pro rata among the holders on the basis of the number of Registrable Stock owned by each such holder, (B) second, the Registrable Stock requested to be included in such registration by any holders other than the holders who made the request for the registration, pro rata among such holders on the basis of the number of Registrable Stock owned by each such holder and (C) securities proposed to be included by the Company or other Company security holders in such proportion as they shall agree.

          (c) Incidental Registration (Piggy-Back Registration Rights). Each time the Company shall determine to file a registration statement under the Securities Act (other than on Form S-8 or Form S-4) in connection with the proposed offer and sale for money of any of its securities by it or by any of its security holders, the Company will give written notice of its determination to all holders of Registrable Stock. Upon the written request of a holder of any Registrable Stock, the Company will cause all such Registrable Stock, the holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered in accordance with the terms of the proposed offering. If the registration statement is to cover an underwritten distribution, the Company shall use its commercially reasonable efforts to cause the Registrable Stock requested for inclusion pursuant to this Section 10(c) to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event of a firm commitment underwriting, if the managing underwriter of such offering shall advise holders in writing that, in its good faith opinion, distribution of a specified portion of the securities requested to be included in the registration statement would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in the registration shall be included in the following order: (1) first, the securities the Company and, if the registration statement is being filed pursuant to the exercise by any Company security holder of demand registration rights, such Company security holders propose to include in the underwritten offering, (2) second, Registrable Stock requested to be included in such registration by holders of Registrable Stock, and if two or more holders of Registrable Stock are included in the registration pro rata among the holders are the basis of the number of shares or Registrable Stock owned by each such holder, and (3) third, all other shares of securities requested to be included by any other security holder of the Company. Notwithstanding anything to the contrary contained herein, the Company shall have the right to terminate or withdraw any registration initiated by it to which this Section 10(c) applies prior to the effectiveness of such registration.

          (d) Registration Procedures. If and whenever the Company is required by the provisions of Section 10(b) or Section 10(c) to effect the registration of Registrable Stock under the Securities Act, the Company will, at its expense, as expeditiously as possible:

               (1) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a registration statement on the form of registration statement appropriate with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective until the earlier of
(A) the date on which the securities covered by such registration statement have been sold, or (B) one hundred eighty (180) days after the effective date thereof, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold;

               (2) If the offering is to be underwritten, in whole or in part, enter into a written underwriting agreement with participating holders in such offering and the underwriter in customary form and substance, reasonably satisfactory to the Company, the managing underwriter of the public offering and the holders of the Registrable Stock participating in such offering;

               (3) Furnish to participating holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters and holders may reasonably request in order to facilitate the public offering of such securities;

               (4) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders and underwriters may reasonably request, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in such states or jurisdictions;

               (5) Notify participating holders, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               (6) Notify participating holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

               (7) Prepare and file with the Commission, promptly upon the request of any participating holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Stock by such holders;

               (8) Prepare and promptly file with the Commission, and promptly notify participating holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (9) In case any of participating holders or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

               (10) Advise participating holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

               (11) If requested by the managing underwriter or underwriters or a participating holder in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the participating holders of a majority of the Registrable Stock being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Stock, including information with respect to the Registrable Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Stock to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

               (12) Cooperate with the participating holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Stock to be sold and not bearing any restrictive legends; and enable such Registrable Stock to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Stock to the underwriters;

               (13) Make available for inspection by a representative of participating holders of a majority of the Registrable Stock, any underwriter participating in any disposition pursuant to a registration statement, and any attorney or accountant retained by the participating holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the preparation of the registration statement; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order;

               (14) Not file any amendment or supplement to such registration statement or prospectus to which participating holders of a majority of the Registrable Stock has objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof; provided, however, that the failure of such holders or their counsel to review or object to any amendment or supplement to such registration statement or prospectus shall not affect the rights of such holders or any controlling person or persons thereof or any underwriter or underwriters therefor under Section 10(g) hereof; and

               (15) At the request of any participating holder (A) furnish to such holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (B) use its commercially reasonable efforts to furnish to such holder letters dated each such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request (to the extent the then applicable standards of professional conduct permit such letters to be addressed to the holder) in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

          (e) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 10 with respect to the Registrable Stock of any holder that such holder shall furnish to the Company such information regarding itself, the Registrable Stock held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the holder's Registrable Stock.

          (f) Expenses of Registration. All expenses incident to the Company's performance of or compliance with this Warrant, including, without limitation, the following shall be borne by the Company, regardless of whether the registration statement becomes effective:

               (1) All registration and filing fees (including those with respect to filings required to be made with the National Association of Securities Dealers, Inc.);

               (2) Fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the underwriters or participating holders in connection with blue sky qualifications of the Registrable Stock and in determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or participating holders of a majority of the Registrable Stock being sold may designate);

               (3) Printing, messenger, telephone, facsimile and delivery expenses;

               (4) Fees and disbursements of counsel for the Company, the underwriters and for participating holders as hereinafter provided;

               (5) Fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and "comfort" letters required by or incident to such performance);

               (6) Fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Stock or legal expenses of any person other than the Company and the selling holders); and

               (7)  Fees and expenses of other persons retained by the Company.

                    The Company will, in any event, pay its internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company.

                    In connection with the registration statement required hereunder, the Company will reimburse the participating holders of Registrable Stock being registered pursuant to the registration statement for the reasonable fees and disbursements, not to exceed $5,000 for each registration, of not more than one counsel chosen by the holders of a majority of such Registrable Stock.

          (g)  Indemnification.

               (1) The Company hereby agrees to indemnify each of the participating holders of Registrable Stock included on an registration statement and their officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, or other document incident to any such registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to reimburse the holders of Registrable Stock (including officers and directors of the same and controlling persons) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by holders of Registrable Stock in an instrument duly executed by them and stated to be specifically for use therein.

               (2) Participating holders of Registrable Stock whose shares are included in a registration statement, severally and not jointly, agree to indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on any untrue statement of a material fact contained in any registration statement, preliminary or final prospectus or other document incident to any such registration, qualification or compliance relating to the Warrants or the securities purchased pursuant to the Warrants (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company and each other person indemnified pursuant to this Section 10(g) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action provided, however, that this
Section 10(g) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by participating holders of Registrable Stock and stated to be specifically for use in such prospectus, or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; provided further, that in no case shall any participating holder of Registrable Stock be responsible for any amount in excess of the amount of net proceeds received by such participating holders from the offering of the securities.

               (3) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 10(g), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 10(g), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnified party may assume the defense of such claim, jointly with any other indemnified party that reasonably determines such conflict of interest to exist, and the indemnifying party shall be liable to such indemnified parties for the reasonable legal fees and expenses of one counsel for all such indemnified parties and for other expenses reasonably incurred in connection with the defense thereof incurred by the indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

               (4) Indemnification and contribution similar to that specified in this Section 10(g) (with appropriate modifications) shall be given by the Company and each participating holder of Registrable Stock included in a registration statement with respect to any required registration or other qualification of Registrable Stock under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

               (5) The indemnification required by this Section 10(g) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

               (6) If the indemnification provided for in this Section 10(g) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any person or entity hereunder be greater in amount than the dollar amount of the proceeds received by such person or entity upon the sale of the Registrable Stock giving rise to such contribution obligation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(g)(6) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this
Section 10(g)(6). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (h)  Assignment of Rights; Termination. The rights granted under this
Section 10 may be assigned to the transferee of any of the Warrant or Registrable Stock. No holder shall be entitled to exercise any registration right provided for in this Section 10 at such time as Rule 144 or another similar exemption under the Securities Act is available for the sale during a three-month period without registration of all of the Registrable Stock otherwise proposed to be registered by such Holder pursuant to this Section 10.

     11.  Special Agreements of the Company.

          (a) Avoidance of Certain Actions. The Company will not, by amendment of its articles of incorporation, certificate of incorporation or any other charter document through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company.

          (b) Securing Governmental Approvals. If any shares of Common Stock required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

          (c) Listing on Securities Exchanges. If, and so long as, any class of the Company's Common Stock shall be listed on any national securities exchange (as defined in the Exchange Act) or NASDAQ, the Company will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all Warrant Shares and maintain the listing of Warrant Shares after their issuance; and the Company will so list on such national securities exchange or NASDAQ, will register under the Exchange Act (or any similar statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of this Warrant if and at the time any securities of the same class shall be listed on such national securities exchange or NASDAQ by the Company.

          (d) Notices of Stock Dividends, Subscriptions, Reclassifications, Consolidations, Mergers, etc. If at any time: (1) the Company shall declare a cash dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year; or (2) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (3) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the holders at the addresses of such holders as shown on the books of the Company, at least fifteen
(15) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent), securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

          (e) Reporting Requirements Under Exchange Act. The Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or Section 15(d) (whichever is applicable) of the Exchange Act. The Company shall upon request furnish any holder of Registrable Stock (1) a written statement by the Company that it has complied with such reporting requirements, (2) a copy of the most recent annual or quarterly report of the Company, and (3) such other reports and documents filed by the Company with the Commission as such holder may reasonably request in availing itself of an exemption for the sale of Registrable Stock without registration under the Securities Act. The Company acknowledges and agrees that the purpose of the requirements contained in this Section 11(e) is to enable any such holder to comply with the current public information requirement contained in Rule 144 under the Securities Act should such holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). In addition, the Company shall take such other measures and file such other information, documents and reports as shall hereafter be required by the Commission as a condition to the availability of Rule 144 and Rule 144A under the Securities Act (or any similar exemptive provision hereafter in effect).

          (f) Preemptive Rights. If at any time prior to the exercise or expiration of all of the Warrants, the Company offers any shares of its Common Stock to the holders of its Common Stock as a class for subscription in accordance with preemptive or other rights of those stockholders, the holder shall be entitled to subscribe for the same number of shares of Common Stock as the holder would have been entitled to purchase, upon exercising the Warrants and becoming a stockholder of the Company, immediately prior to the record or effective date with respect to the preemptive or other rights. Notwithstanding the foregoing, in no event shall the holder be entitled to exercise preemptive rights to the extent that complying with such preemptive rights would cause the Company to violate any law, regulation or rule applicable to the Company or such offering, including without limitation federal or state securities laws and the rules and regulations thereunder.

     12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     13. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to a number provided to a party specifically for such purposes, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 13 by giving the other party written notice of the new address in the manner set forth herein.

     14. Binding Effect on Successors. This Warrant shall be binding upon any person or entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     16. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law.

     17. Survival of Representations, Warranties and Agreements. Each of the respective agreements of each of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative. Without limiting the generality of the foregoing sentence, the provisions contained in Section 10 above shall survive the exercise or conversion of this Warrant (or any part hereof) and the termination or expiration of any other rights hereunder.

     18. Remedies. In case any covenant or agreement contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     19. Acceptance. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.


                                    NEOTHERAPEUTICS, INC.


                                    By:    /s/ Samuel Gulko
                                           -------------------------------------
                                    Name:  Samuel Gulko
                                           -------------------------------------
                                    Title: Senior Vice President, Finance, Chief
                                           -------------------------------------
                                           Financial Officer, Secretary and
                                           Treasurer
                                    Address: 157 Technology Drive
                                             Irvine, California 92618
                                             Fax: (949) 788-6706


Dated: as of December 13, 2001

                                   EXHIBIT A
                               NOTICE OF EXERCISE



To:      NEOTHERAPEUTICS, INC.

         1.       The undersigned hereby:

                  [ ] Elects to purchase _____ shares of Common Stock of
______________________, pursuant to the terms of Section 2(a) of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

                  [ ] Elects to exercise this Warrant for the purchase of ___ shares of Common Stock, pursuant to the terms of Section 2(b) of the attached Warrant.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


-------------------------------------       ------------------------------------
(Name)

                                            ------------------------------------
                                            (Address)

         3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.


                                  (Signature)                             (Date)
----------------------------------                 -----------------------------

         4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                          --------------------------------------


Date:                                     By:  (Warrantholder)

     -----------------------              --------------------------------------

                                          Name: (Print)
                                                       -------------------------

                                          Its:
                                               ---------------------------------

                                    EXHIBIT B
                               FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

NAME OF ASSIGNEE                    ADDRESS                   NO. OF SHARES


and does hereby irrevocably constitute and appoint ___________ Attorney to make such transfer on the books of NeoTherapeutics, Inc., maintained for the purpose, with full power of substitution in the premises.

Dated:
      ------------------------------        ------------------------------------
                                            Signature of holder


                                            ------------------------------------
                                            Name


                                            ------------------------------------
                                            Title


     By signing below, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee acknowledges that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.



Dated:
      ------------------------------        ------------------------------------
                                            Signature of Assignee


                                            ------------------------------------
                                            Name


                                            ------------------------------------
                                            Title


                                      B-1